UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 20, 2006

Date of Report (Date of earliest event reported)

CB Richard Ellis Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Sepulveda Blvd., Suite 1050, El Segundo, California 90245

(Address of principal executive offices, including zip code)

(310) 606-4700

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Amended and Restated Credit Agreement

On December 20, 2006, CB Richard Ellis Services, Inc. (“Services”), a subsidiary of CB Richard Ellis Group, Inc. (the “Company”), and certain foreign subsidiaries of Services entered into an amended and restated credit agreement (the “Credit Agreement”) with Credit Suisse, as administrative agent and collateral agent, and other lenders named therein. The Credit Agreement provides a senior secured five-year revolving credit facility in an aggregate principal amount of $600 million and senior secured term loan facilities (the “Term Facilities”) in an aggregate principal amount of up to $2.2 billion, allocated between a five-year $1.1 billion tranche A term loan facility and a seven year $1.1 billion tranche B term loan facility. The obligations of the borrowers under the Credit Agreement are guaranteed and secured by the Company and substantially all of the material wholly-owned domestic subsidiaries of the Company.

The Credit Agreement contains customary events of default and covenants, including, among other things, covenants that restrict the ability of the Company’s non-guarantor subsidiaries to incur certain additional indebtedness, restrict the Company’s ability to create or permit liens on assets, make certain investments, engage in mergers, consolidations and sales of assets, and certain restrictive financial covenants.

If an event of default under the Credit Agreement shall occur and be continuing, the commitments thereunder may be terminated and the principal outstanding amount, together with all accrued unpaid interest and other amounts owed thereunder, may be declared immediately due and payable.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On December 20, 2006, the Company completed its acquisition of Trammell Crow Company (“TCC”) pursuant to the terms and conditions of the Agreement and Plan of Merger, dated October 30, 2006, by and among the Company, TCC and A-2 Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), through the merger of Merger Sub with and into TCC (the “Merger”). TCC was the surviving corporation in the Merger. At the effective time of the Merger (the “Effective Time”) each share of common stock, par value $0.01 per share (the “Common Stock”), of TCC outstanding immediately prior to the Effective Time was converted into the right to receive $49.51 in cash, without interest and less any applicable withholding taxes (the “Merger Consideration”).

The purchase price was funded through the use of the Company’s Credit Agreement described in Item 1.01. A copy of the Company’s press release announcing the completion of the Merger is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 2.03	CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information set forth in Item 1.01 is incorporated by reference into this Item 2.03.

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Election of Directors

In connection with the Merger, the Board of Directors of the Company (the “Board”) elected Messrs. Robert E. Sulentic and Curtis F. Feeny to serve as members of the Board, effective as of the Effective Time.

Mr. Sulentic was a director of TCC since December 1997 until the Effective Time and served as TCC’s President and Chief Executive Officer since October 2000 until the Effective Time. Mr. Sulentic became Chairman of the Board of Directors of TCC in May 2002. Mr. Sulentic served as TCC’s Executive Vice President and Chief Financial Officer from September 1998 to October 2000. From December 1997 through August 1998, Mr. Sulentic served as TCC’s Executive Vice President and National Director of Development and Investment. From 1995 through July 1998, Mr. Sulentic served as President of Trammell Crow NE, Inc. From 1984 through 1994, Mr. Sulentic was employed by TCC in various other capacities.

Curtis F. Feeny was a director of TCC since May 2001 until the Effective Time. Mr. Feeny has served as Managing Director of Voyager Capital, a venture capital firm, since January 2000. From 1992 until 2000, Mr. Feeny served as Executive Vice President of Stanford Management Co., which manages the endowment of Stanford University.

Employment Agreement

On October 30, 2006, CB Richard Ellis, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“CBRE Inc.”), entered into an amendment (the “First Amendment”) to the employment agreement between Mr. Robert E. Sulentic and TCC (the “Employment Agreement”), which First Amendment became effective as of the Effective Time, pursuant to which Mr. Sulentic was appointed Group President of Asia Pacific, Europe Middle East and Africa and Development & Investment. The term of the First Amendment is through October 30, 2008. Mr. Sulentic’s initial base salary is $600,000, and he is also eligible to receive annual bonus payments, which will have a bonus target amount of no less than $750,000 annually. The First Amendment also provides that Mr. Sulentic may receive a one time bonus in an amount of up to $300,000 for his assistance in facilitating the integration of TCC’s development and investment business.

In the event of a change in control of the Company and termination of Mr. Sulentic’s employment without cause or by Mr. Sulentic for good reason within two years thereafter by CBRE Inc., Mr. Sulentic is entitled to receive the following compensation in addition to awarded but unpaid bonuses and accrued base salary, benefits and investment plan participation amounts: (a) cash payments in the amount of two and a half times (i) Mr. Sulentic’s highest annual base salary for the preceding 12 months, and (ii) the amount equal to the greater of the highest bonus target amount applicable to Mr. Sulentic during the employment period or $750,000; (b) cash payments in the amounts of (i) the unvested portion of any matching contribution account under the 401(k) plan, and (ii) three times CBRE Inc.’s matching contribution under the 401(k) plan for the calendar year prior to the year in which the termination occurs; (c) continuing coverage under the health plan for three years, with the active employee cost to be paid by Mr. Sulentic; (d) a pro rated bonus payment based on the average percentage of annual cash incentive bonuses paid to other senior executives, payable when such incentive bonuses are paid to other senior executives; (e) expenses for enrollment in an outplacement program for up to 12 months; and (f) continued vesting of all awards granted after a change in control under the CB Richard Ellis Group Inc. Amended and Restated 2004 Stock Incentive Plan (the “2004 Stock Incentive Plan”) for a period of two years. Mr. Sulentic also may terminate his employment no later than the seventh calendar month following a change in control that occurs after the Effective Time and receive the compensation and benefits described above in this paragraph. Upon a change in control, all awards held by Mr. Sulentic pursuant to equity incentive plans will automatically vest and become exercisable.

Mr. Sulentic has agreed that up to a period of one year after termination of his employment, he will not compete with the business of the Company, solicit or interfere with clients of the Company, or offer to employ, engage or solicit any non-administrative or non-clerical employee of the Company.

The foregoing description of the First Amendment does not purport to be complete and is qualified in its entirety by reference to the First Amendment, which is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 19, 2006, CBRE Inc. and Mr. Sulentic entered into a second amendment to the Employment Agreement (the “Second Amendment”), pursuant to which certain restricted stock that would have otherwise vested at the Effective Time will partially vest in April 2007 and the remainder in July of 2007. In addition, the Second Amendment provides for the acceleration of vesting of such restricted stock upon termination without cause, resignation for good reason or a change in control of the Development and Investment business.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated herein by reference.

On December 20, 2006, the Board approved the Compensation Committee’s previously recommended increase to the base annual salary of Calvin W. Frese, Jr., Senior Executive Vice President and President, Americas, of the Company, from $500,000 to $600,000 effective as of December 20, 2006. In addition, Mr. Frese’s target incentive cash compensation was increased from $500,000 to $750,000. Cash incentive compensation of these officers is not guaranteed and is based upon the Company’s financial performance and/or operational objectives and formulas under the Company’s Executive Bonus Plan.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired.

All required financial statements with respect to TCC will be filed by amendment pursuant to Item 9.01(a)(4) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) Pro Forma Financial Information.

All required pro forma financial information with respect to TCC will be filed by amendment pursuant to Item 9.01(b)(2) within 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d) Exhibits.

10.1	Amended and Restated Credit Agreement, dated December 20, 2006, by and among CB Richard Ellis Services, Inc., CB Richard Ellis Group, Inc., certain subsidiaries of CB Richard Ellis Services, Inc., the lenders named therein and Credit Suisse, as Administrative Agent and Collateral Agent.

10.2	Amendment to Employment Agreement, dated October 30, 2006, between Robert E. Sulentic and CB Richard Ellis, Inc.

10.3	Amendment to Employment Agreement, dated December 19, 2006, between Robert E. Sulentic and CB Richard Ellis, Inc.

99.1	Press Release, dated December 20, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2006	CB RICHARD ELLIS GROUP, INC.

	By:	/s/ Kenneth J. Kay
Kenneth J. Kay
Chief Financial Officer